EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

SECOND Quarter 2021 RESULTS

Raising All 2021 Financial Guidance Targets on the Back of Strong H1 2021 Results

Robust Q2 2021 Revenue & Adjusted Revenue Growth; Each up 6.2% Year-Over-Year

Successful Conversion of ~300,000 Charter Communications Customers in Kansas City

DENVER--(August 4, 2021) — CSG (NASDAQ: CSGS) today reported results for the quarter ended June 30, 2021.

Financial Results:

Second quarter 2021 financial results:

•	Total revenue was $255.1 million and total non-GAAP adjusted revenue was $238.5 million.
•	GAAP operating income was $32.2 million, or 12.6% of total revenue, and non-GAAP operating income was $39.8 million, or 16.7% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.60 and non-GAAP EPS was $0.82.
•	Cash flows used in operations were $44.5 million, with a non-GAAP free cash flow of $37.5 million.

Shareholder Returns:

•	In May 2021, CSG declared its quarterly cash dividend of $0.25 per share of common stock, or a total of approximately $8 million, to shareholders.
•	During the second quarter of 2021, CSG repurchased under its stock repurchase program, approximately 153,000 shares of its common stock for approximately $7 million.

“CSG continued to build off our Q1 momentum and delivered 6.2% year-over-year revenue and adjusted revenue growth in Q2, which was predominantly all organic growth,” said Brian Shepherd, President and Chief Executive Officer of CSG.  “On the back of our strong first half performance, we are boosting all 2021 financial guidance targets, including revenue, adjusted operating margin and EPS.  Additionally, we are thrilled to expand our relationship with Charter Communications as we successfully converted approximately 300,000 of their Kansas City market subscribers from a competitor’s billing platform to CSG during the quarter. Looking ahead, we remain well positioned to lengthen and strengthen our relationships with existing customers, accelerate our organic revenue growth, close good new strategic acquisitions, and diversify into higher growth industry verticals.”

CSG Systems International, Inc.

August 4, 2021

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2021	2020	Changed	2021	2020	Changed
GAAP Results:
Revenue	$255,134	$240,321	6.2%	$508,253	$485,938	4.6%
Operating Income	32,166	19,775	62.7%	63,543	52,934	20.0%
Operating Margin Percentage	12.6%	8.2%		12.5%	10.9%
EPS	$0.60	$0.32	87.5%	$1.21	$0.99	22.2%
Non-GAAP Results:
Adjusted Revenue	$238,479	$224,626	6.2%	$475,148	$451,919	5.1%
Operating Income	39,789	30,633	29.9%	79,996	72,787	9.9%
Adjusted Operating Margin Percentage	16.7%	13.6%		16.8%	16.1%
EPS	$0.82	$0.59	39.0%	$1.65	$1.46	13.0%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2021 was $255.1 million, a 6.2% increase when compared to revenue of $240.3 million for the second quarter of 2020, and a 0.8% increase when compared to revenue of $253.1 million for the first quarter of 2021.  The year-over-year increase in revenue can be primarily attributed to continued growth of CSG’s revenue management solutions, favorable foreign currency movements,  and to a lesser extent, the negative impact the COVID-19 pandemic had on CSG’s second quarter of 2020 revenue.  The sequential quarterly increase is mainly due to the continued growth of CSG’s revenue management solutions.

GAAP operating income for the second quarter of 2021 was $32.2 million, or 12.6% of total revenue, compared to $19.8 million, or 8.2% of total revenue, for the second quarter of 2020, and $31.4 million, or 12.4% of total revenue, for the first quarter of 2021. The increase in operating income can be primarily attributed to the revenue growth in 2021 and an approximately $10 million impairment charge for the write-off of capitalized customer contract costs related to a discontinued project implementation in the second quarter of 2020.

GAAP EPS for the second quarter of 2021 was $0.60, as compared to $0.32 for the second quarter of 2020, and $0.61 for the first quarter of 2021.  The year-over-year increase in GAAP EPS is mainly due to the increase in operating results, discussed above.

Non-GAAP Results:  Non-GAAP adjusted revenue for the second quarter of 2021 was $238.5 million, a 6.2% increase when compared to non-GAAP adjusted revenue of $224.6 million for the second quarter of 2020, and a 0.8% increase when compared to $236.7 million for the first quarter of 2021.

CSG Systems International, Inc.

August 4, 2021

Non-GAAP operating income for the second quarter of 2021 was $39.8 million, or 16.7% of total non-GAAP adjusted revenue, compared to $30.6 million, or 13.6% of total non-GAAP adjusted revenue for the second quarter of 2020, and $40.2 million, or 17.0% of total non-GAAP adjusted revenue for the first quarter of 2021.

Non-GAAP EPS for the second quarter of 2021 was $0.82 compared to $0.59 for the second quarter of 2020, and $0.82 for the first quarter of 2021.

The changes in non-GAAP adjusted revenue, non-GAAP operating income, and non-GAAP EPS between quarters are primarily due to the factors discussed above.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of June 30, 2021 were $212.1 million compared to $205.1 million as of March 31, 2021 and $240.3 million as of December 31, 2020. CSG had net cash flows from operations for the second quarters ended June 30, 2021 and 2020 of $44.5 million and $57.8 million, respectively, and had non-GAAP free cash flow of $37.5 million and $48.3 million, respectively.

Summary of 2021 Financial Guidance

CSG is updating its financial guidance for the full year 2021, as follows:

	As of August 4, 2021	Previous
GAAP Measures:
Revenue	$1,015 - $1,045 million	$995 - $1,035 million
Operating Margin Percentage	12.3% - 12.7%	12.2% - 12.7%
EPS	$2.35 - $2.53	$2.30 - $2.53
Cash Flows from Operating Activities	$140 - $160 million	$135 - $155 million
Non-GAAP Measures:
Adjusted Revenue	$946 - $964 million	$922 - $954 million
Adjusted Operating Margin Percentage	16.5% - 17.0%	16.25% - 16.75%
EPS	$3.16 - $3.34	$3.02 - $3.24
Adjusted EBITDA	$217 - $225 million	$212 - $222 million
Free Cash Flow	$115 - $125 million	$110 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 4, 2021 at 5:00 p.m. EDT, to discuss CSG’s second quarter results for 2021.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-833-921-1665 and use the passcode 4290448.

CSG Systems International, Inc.

August 4, 2021

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives over forty percent of its revenue from its two largest customers;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

August 4, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$163,768	$188,699
Short-term investments	48,325	51,598
Total cash, cash equivalents and short-term investments	212,093	240,297
Settlement and merchant reserve assets	142,684	166,031
Trade accounts receivable:
Billed, net of allowance of $3,546 and $3,628	223,228	226,623
Unbilled	43,583	37,785
Income taxes receivable	8,170	2,167
Other current assets	48,186	41,688
Total current assets	677,944	714,591
Non-current assets:
Property and equipment, net of depreciation of $117,113 and $105,073	81,261	81,759
Operating lease right-of-use assets	100,881	110,756
Software, net of amortization of $147,369 and $139,836	23,818	26,453
Goodwill	274,843	272,322
Acquired customer contracts, net of amortization of $110,438 and $105,778	52,995	48,012
Customer contract costs, net of amortization of $46,370 and $39,893	46,799	47,238
Deferred income taxes	9,500	10,205
Other assets	23,643	20,664
Total non-current assets	613,740	617,409
Total assets	$1,291,684	$1,332,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of $2,032 and zero	$242,968	$14,063
Operating lease liabilities	23,303	22,651
Customer deposits	32,418	39,992
Trade accounts payable	31,852	29,834
Accrued employee compensation	76,851	86,289
Settlement and merchant reserve liabilities	141,130	165,064
Deferred revenue	54,956	52,357
Income taxes payable	937	6,627
Other current liabilities	18,824	19,383
Total current liabilities	623,239	436,260
Non-current liabilities:
Long-term debt, net of unamortized discounts of $880 and $5,346	104,120	337,154
Operating lease liabilities	85,599	95,926
Deferred revenue	14,288	17,275
Income taxes payable	2,508	2,436
Deferred income taxes	10,941	5,109
Other non-current liabilities	11,209	15,445
Total non-current liabilities	228,665	473,345
Total liabilities	851,904	909,605
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,797 and 32,713 shares outstanding	704	700
Additional paid-in capital	477,010	470,557
Treasury stock, at cost; 36,275 and 35,980 shares	(907,601)	(894,126)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	-	13
Cumulative foreign currency translation adjustments	(29,294)	(31,151)
Accumulated earnings	898,961	876,402
Total stockholders' equity	439,780	422,395
Total liabilities and stockholders' equity	$1,291,684	$1,332,000

CSG Systems International, Inc.

August 4, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$255,134	$240,321	$508,253	$485,938

Cost of revenue (exclusive of depreciation, shown separately below)	132,938	138,153	266,480	269,359
Other operating expenses:
Research and development	32,754	29,263	64,966	59,600
Selling, general and administrative	49,250	44,999	98,065	89,383
Depreciation	6,266	5,634	12,379	11,199
Restructuring and reorganization charges	1,760	2,497	2,820	3,463
Total operating expenses	222,968	220,546	444,710	433,004
Operating income	32,166	19,775	63,543	52,934
Other income (expense):
Interest expense	(3,633)	(4,040)	(7,225)	(8,253)
Amortization of original issue discount	(784)	(740)	(1,556)	(1,470)
Interest and investment income, net	84	303	208	832
Other, net	(100)	(1,048)	(655)	(1,117)
Total other	(4,433)	(5,525)	(9,228)	(10,008)
Income before income taxes	27,733	14,250	54,315	42,926
Income tax provision	(8,412)	(3,884)	(15,363)	(11,046)
Net income	$19,321	$10,366	$38,952	$31,880

Weighted-average shares outstanding:
Basic	31,875	32,100	31,859	32,047
Diluted	31,993	32,258	32,070	32,308

Earnings per common share:
Basic	$0.61	$0.32	$1.22	$0.99
Diluted	0.60	0.32	1.21	0.99

CSG Systems International, Inc.

August 4, 2021

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities(1):
Net income	$38,952	$31,880
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	12,379	11,199
Amortization	22,018	22,043
Amortization of original issue discount	1,556	1,470
Asset impairment	415	10,595
(Gain)/loss on short-term investments	32	(110)
Deferred income taxes	6,434	6,771
Stock-based compensation	10,417	10,112
Subtotal	92,203	93,960
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	1,128	(6,286)
Other current and non-current assets and liabilities	(7,623)	(8,568)
Income taxes payable/receivable	(11,620)	1,332
Trade accounts payable and accrued liabilities	(29,817)	(36,381)
Deferred revenue	(2,042)	6,803
Net cash provided by operating activities	42,229	50,860

Cash flows from investing activities:
Purchases of software, property and equipment	(15,158)	(14,334)
Purchases of short-term investments	(46,195)	(35,112)
Proceeds from sale/maturity of short-term investments	49,419	34,185
Acquisition of and investments in business, net of cash acquired	(12,097)	(9,991)
Net cash used in investing activities	(24,031)	(25,252)

Cash flows from financing activities(1):
Proceeds from issuance of common stock	1,335	1,247
Payment of cash dividends	(16,654)	(15,856)
Repurchase of common stock	(18,792)	(14,515)
Payments on long-term debt	(6,563)	(4,687)
Settlement and merchant reserve activity	(23,967)	(28,745)
Net cash used in financing activities	(64,641)	(62,556)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,835)	(3,981)

Net decrease in cash, cash equivalents and restricted cash	(48,278)	(40,929)

Cash, cash equivalents and restricted cash, beginning of period	354,730	337,654
Cash, cash equivalents and restricted cash, end of period	$306,452	$296,725

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$6,370	$7,327
Income taxes	20,540	2,865

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$163,768	$144,019
Settlement and merchant reserve assets	142,684	152,706
Total cash, cash equivalents and restricted cash	$306,452	$296,725
(1)

Beginning with the second quarter of 2021, CSG reclassified certain cash flows related to settlement and merchant reserve assets and liabilities from cash flows from operating activities to cash flows from financing activities within the Condensed Consolidated Statements of Cash Flows.  Prior period amounts have been reclassified to conform to the current period presentation.

CSG Systems International, Inc.

August 4, 2021

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2021		March 31, 2021		June 30, 2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$55,102	22%	$53,382	21%	$51,364	21%
Comcast	53,789	21%	53,454	21%	53,282	22%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Broadband/Cable/Satellite	58%	57%	60%
Telecommunications	18%	18%	18%
All other	24%	25%	22%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Americas	85%	86%	87%
Europe, Middle East and Africa	11%	10%	9%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

August 4, 2021

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

August 4, 2021

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:	X	X	X
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Amortization of original issue discount (“OID”)	—	—	X
Gain (loss) on extinguishment of debt	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to the departure of CSG’s former CEO under the terms of his separation agreement.  These costs were primarily recognized during the third and fourth quarters of 2020 (the CEO’s remaining term) and were not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 4, 2021

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 4, 2021

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP revenue	$255,134	$240,321	$508,253	$485,938
Less: Transaction fees	(16,655)	(15,695)	(33,105)	(34,019)
Non-GAAP adjusted revenue	$238,479	$224,626	$475,148	$451,919

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating income	$32,166	$19,775	$63,543	$52,934
Restructuring and reorganization charges (1)	1,760	2,497	2,820	3,463
Executive transition costs	5	-	60	-
Acquisition-related expenses:
Amortization of acquired intangible assets	2,618	3,033	4,859	6,084
Earn-out compensation	(2,521)	-	(2,521)	-
Transaction-related costs	623	73	702	126
Stock-based compensation (1)	5,138	5,255	10,533	10,180
Non-GAAP operating income	$39,789	$30,633	$79,996	$72,787

Non-GAAP adjusted revenue	$238,479	$224,626	$475,148	$451,919
Non-GAAP adjusted operating margin percentage	16.7%	13.6%	16.8%	16.1%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

CSG Systems International, Inc.

August 4, 2021

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2021		June 30, 2020
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$19,321	$0.60	$10,366	$0.32
GAAP income tax provision (2)	8,412		3,884
GAAP income before income taxes	27,733		14,250
Restructuring and reorganization charges (1)	1,760		2,497
Executive transition costs	5		-
Acquisition-related costs:
Amortization of acquired intangible assets	2,618		3,033
Earn-out compensation	(2,521)		-
Transaction-related costs	623		73
Stock-based compensation (1)	5,138		5,255
Amortization of OID	784		740
Non-GAAP income before income taxes	36,140		25,848
Non-GAAP income tax provision (2)	(9,757)		(6,850)
Non-GAAP net income	$26,383	$0.82	$18,998	$0.59

	Six Months Ended		Six Months Ended
	June 30, 2021		June 30, 2020
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$38,952	$1.21	$31,880	$0.99
GAAP income tax provision (2)	15,363		11,046
GAAP income before income taxes	54,315		42,926
Restructuring and reorganization charges (1)	2,820		3,463
Executive transition costs	60		-
Acquisition-related expenses:
Amortization of acquired intangible assets	4,859		6,084
Earn-out compensation	(2,521)		-
Transaction-related costs	702		126
Stock-based compensation (1)	10,533		10,180
Amortization of OID	1,556		1,470
Non-GAAP income before income taxes	72,324		64,249
Non-GAAP income tax provision (2)	(19,527)		(17,026)
Non-GAAP net income	$52,797	$1.65	$47,223	$1.46
(2)

For the second quarter and six months ended June 30, 2021 the GAAP effective income tax rates were approximately 30% and 28%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.  For the second quarter and six months ended June 30, 2020 the GAAP effective income tax rates were approximately 27% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.

(3)

The outstanding diluted shares for the second quarter and six months ended June 30, 2021 were 32.0 million and 32.1 million, respectively, and for the second quarter and six months ended June 30, 2020 were 32.3 million for both periods.

CSG Systems International, Inc.

August 4, 2021

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
GAAP net income	$19,321	$10,366	$38,952	$31,880
GAAP income tax provision	8,412	3,884	15,363	11,046
Interest expense (4)	3,633	4,040	7,225	8,253
Amortization of OID	784	740	1,556	1,470
Interest and investment income and other, net	16	745	447	285
GAAP operating income	32,166	19,775	63,543	52,934
Restructuring and reorganization charges (1)	1,760	2,497	2,820	3,463
Executive transition costs	5	-	60	-
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	2,618	3,033	4,859	6,084
Earn-out compensation	(2,521)	-	(2,521)	-
Transaction-related costs	623	73	702	126
Stock-based compensation (1)	5,138	5,255	10,533	10,180
Amortization of other intangible assets (5)	3,267	3,249	6,603	6,534
Amortization of customer contract costs (5)	4,956	4,542	9,678	8,568
Depreciation	6,266	5,634	12,379	11,199
Non-GAAP adjusted EBITDA	$54,278	$44,058	$108,656	$99,088
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	20%	23%	22%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Amortization of acquired intangible assets	$2,618	$3,033	$4,859	$6,084
Amortization of other intangible assets	3,267	3,249	6,603	6,534
Amortization of customer contract costs	4,956	4,542	9,678	8,568
Amortization of deferred financing costs	440	431	878	857
Total amortization	$11,281	$11,255	$22,018	$22,043

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities	$44,453	$57,822	$42,229	$50,860
Purchases of software, property and equipment	(6,919)	(9,512)	(15,158)	(14,334)
Non-GAAP free cash flow	$37,534	$48,310	$27,071	$36,526

CSG Systems International, Inc.

August 4, 2021

Non-GAAP Financial Measures – 2021 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2021 full year financial guidance, is as follows:

	2021 Guidance Range
	Low Range	High Range
GAAP revenue	$1,015,000	$1,045,000
Less: Transaction fees	(69,000)	(81,000)
Non-GAAP adjusted revenue	$946,000	$964,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2021 full year financial guidance, is as follows (in thousands, except percentages):

	2021 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$125,200	$133,000
Restructuring and reorganization charges	2,900	2,900
Executive transition costs	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	9,300	9,300
Earn-out compensation	(2,500)	(2,500)
Transaction-related costs	700	700
Stock-based compensation	20,500	20,500
Non-GAAP operating income	$156,200	$164,000

Operating Margin Percentage
GAAP revenue	$1,015,000	$1,045,000
GAAP operating margin percentage	12.3%	12.7%

Non-GAAP adjusted revenue	$946,000	$964,000
Non-GAAP adjusted operating margin percentage	16.5%	17.0%

CSG Systems International, Inc.

August 4, 2021

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2021 full year financial guidance is as follows (in thousands, except per share amounts):

	2021 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$75,200	$2.35	$80,900	$2.53
GAAP income tax provision (6)	29,300		31,400
GAAP income before income taxes	104,500		112,300
Restructuring and reorganization charges	2,900		2,900
Executive transition costs	100		100
Acquisition-related expenses:
Amortization of acquired intangible assets	9,300		9,300
Earn-out compensation	(2,500)		(2,500)
Transaction-related costs	700		700
Stock-based compensation	20,500		20,500
Amortization of OID	3,000		3,000
Non-GAAP income before income taxes	138,500		146,300
Non-GAAP income tax provision (6)	(37,400)		(39,500)
Non-GAAP net income	$101,100	$3.16	$106,800	$3.34

(6)	For 2021, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 28% and approximately 27%, respectively.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

CSG Systems International, Inc.

August 4, 2021

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2021 full year financial guidance (in thousands, except percentages):

	2021 Guidance Range
	Low Range	High Range
GAAP net income	$75,200	$80,900
GAAP income tax provision (6)	29,300	31,400
Interest expense	18,400	18,400
Amortization of OID	3,000	3,000
Interest and investment income and other, net	(700)	(700)
GAAP operating income	125,200	133,000
Restructuring and reorganization charges	2,900	2,900
Executive transition costs	100	100
Acquisition-related expenses:
Amortization of acquired intangible assets	9,300	9,300
Earn-out compensation	(2,500)	(2,500)
Transaction-related costs	700	700
Stock-based compensation	20,500	20,500
Amortization of other intangible assets	12,300	12,300
Amortization of client contract costs	22,200	22,200
Depreciation	26,500	26,500
Non-GAAP adjusted EBITDA	$217,200	$225,000
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	23%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2021 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$140,000	$160,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$115,000	$125,000